                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Oasis Residential, Inc. on Form S-3 (File No. 333-22901) and Form S-8 (File No. 333-07317) of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1997 and 1996 and for each of the three years ended in the period ended December 31, 1997, and which report is included in this Current Report on Form 8-K.

                                          COOPERS & LYBRAND, L.L.P.